Amending Agreement

                              of December 2, 2001,

                                  amending the
                           Managed Services Agreement

                              of December 1, 2001,

                                     between

               Omnibus Canada Corporation, an Ontario Corporation
                 (`Omnibus') doing Business in Toronto, Canada,

                                       and

                       InsynQ Inc., a Delaware Corporation
                (`InsynQ') doing Business in Tacoma, Washington,

WHEREAS InsynQ and Omnibus (the `Parties') have entered into a Managed Services Agreement (the `Agreement') dated December 1, 2001, in which certain capitalized terms have been defined and are used here with the same meaning, and

WHEREAS InsynQ is to provide Services and carry out other tasks under said Agreement, and

WHEREAS it is convenient for both InsynQ and Omnibus to have Omnibus instead carry out certain of these tasks, and

WHEREAS neither InsynQ nor Omnibus regards Omnibus carrying out these tasks as being a material change of the business arrangement or consideration described in the Agreement

THEREFORE for consideration received do InsynQ and Omnibus (the `Parties') hereby enter into this amending agreement to the Managed Services Agreement (the `Amending Agreement') as follows:


Paragraph 4.1 is amended to read:

     The fees earned by InsynQ for the Services are US$16,550 per month (the `Fees') as illustrated in Schedule `B' hereto, except that in January, 2002, the Fees are US$16,550 less US$2,800, which equals US$13,750.

Paragraph 4.2 is amended to read:

     InsynQ will invoice Omnibus on a monthly basis for the Fees, and Omnibus will forthwith remit same, less amounts set aside for disbursements that InsynQ shall cause Omnibus to make pursuant to Paragraphs 5.1, 6.4 and 7.2 of the Agreement, via wire transfer to InsynQ's bank, as illustrated in Schedule `B' hereto. Notwithstanding the aforesaid, the Parties agree that said wire transfers will be made in amounts and at times consistent with Omnibus' cash needs (the `Remittances').

Paragraph 5.1 is amended to read:

     Out of Remittances, InsynQ shall cause Omnibus to make directly all of the requisite payments (the `Payments') to the current suppliers and service providers of Omnibus, these Payments to be on a timely basis according to their credit terms, estimates of which payments are illustrated in Schedule `B' hereto.

Paragraph 6.1 is amended to read:

     Dejan Savic will continue to be an employee of Omnibus.

Paragraph 6.2 is amended to read:

     Arman Boduryan will continue to be an employee of Omnibus.

Paragraph 6.4 is amended to read:

     InsynQ  shall  cause  Omnibus to make  directly  all of the  requisite  net payroll payments to the Employees, shall cause Omnibus to make the corresponding monthly payroll tax remittances on behalf of the Employees to the appropriate Government of Canada agency (these payments and remittances together being the `Payroll'), shall cause Omnibus to maintain appropriate records of same, and shall cause Omnibus to issue T4 slips on an annual basis to the Employees, such payments and remittances to be made as required commencing December 1, 2001, as illustrated in Schedule `B' hereto
     .

Paragraph 7.2 is amended to read:

     InsynQ will from December 1, 2001, onward, deal directly with the Liabilities as set out in Schedule `C' and hereby covenants to provide a total of US$220,000 over a period of 47 (forty seven) months in monthly payments towards the Liabilities of not less than CDN$4,000, the latter minimum being implemented through InsynQ causing Omnibus to disburse at least CDN$4,000 per month towards the Liabilities, said disbursements to commence April 15, 2002, and end February 15, 2006, as illustrated in Schedule `B' hereto.

Schedule `B' is amended to read:


SCHEDULE 'B'
------------

                                             US$ 1.00 = CDN$1.60           CDN$                     US$

                                                                                                             -------
MANAGED SERVICES AGREEMENT FEES                                                                              16,550
                                                                                                             -------

LESS DISBURSEMENTS TO BE MADE BY OMNIBUS...

DATA CENTER STAFF
Dejan Savic - including payroll benefits                                  3,194                   1,996
Arman Boduryan - including payroll benefits                               3,194                   1,996
                                                                     -----------           -------------
TOTAL DATA CENTER STAFF                                                   6,388     6,388         3,992       3,992

TRADE EXPENSES
ADSL Paracom                                                                 61                      38
Pagers - Engineers & Help Desk                                               31                      19
                                                                                           -------------
TOTAL TRADE EXPENSES                                                         92        92            58          58

DEBT RETIREMENT                                                           4,000     4,000         2,500       2,500

                                                                                                       -------------

                                                                                                       -------------
NET REMITTANCE TO INSYNQ                                                                                     10,000
                                                                                                       -------------

This Amending Agreement represents the complete agreement of the Parties with respect to amending the Agreement, shall be interpreted under the laws of Ontario, Canada, and can be amended only by a further written amending agreement executed by the Parties.

AGREED to by the Parties, as of this 2nd Day of December, 2002,

For InsynQ, Inc.                            For Omnibus Canada Corporation


/s/ John P. Gorst                           /s/Donald M. Kaplan
---------------------------------   --------------------------------

John P. Gorst, President                    Donald M. Kaplan, President

---------------------------------   --------------------------------

Date  12/02/01                        Date     12/02/01